Exhibit 5.1

                        Consolidated Natural Gas Company
                                    CNG Tower
                               625 Liberty Avenue
                            Pittsburgh, PA 15222-3199
                                 (412) 690-1000

                                December 14, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

                    Re:   Consolidated Natural Gas Company
                          Registration Statement on Form S-3

Ladies and Gentlemen:

     This opinion is rendered in connection with the proposed issue and sale by Consolidated Natural Gas Company, a Delaware corporation ("Consolidated"), of debt securities (the "Debt Securities") to be issued from time to time pursuant to Rule 415 under The Securities Act of 1933, as amended (the "Act"), for an aggregate initial offering price of up to $1,000,000,000, as described in Consolidated's Registration Statement on Form S-3 (the "Registration Statement"), including the prospectus constituting a part thereof, to be filed with the Securities and Exchange Commission (the "Commission"), relating to the registration of the Debt Securities pursuant to the Act.

     As counsel for Consolidated, we have examined, among other things, the following: the certificate of incorporation and by-laws of Consolidated; the declaration on Form U-1, as amended, at Commission File No. 70-8667 (the "Declaration"); the Commission Order dated March 28, 1996 (HCAR 26500) (the "1996 Order"), File No. 70-8667, issued pursuant to the Public Utility Holding Company Act of 1935 (the "1935 Act"); the Registration Statement to which this opinion is an exhibit; the exhibits to the Declaration and Registration Statement; the indenture dated as of April 1, 1995 (the "Indenture") between Consolidated and United States Trust Company of New York, as Trustee, and the corporate records and proceedings relating to the issuance of Debt Securities.

     Consolidated's 1935 Act authorization for the sale and issuance of Debt Securities in File No. 70-8667 extends through March 31, 2001.

     In connection with this opinion, we have assumed that (i) the Registration Statement and any amendments thereto (including post effective amendments), will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Debt Securities offered thereby; (iii) all Debt Securities will be issued and sold in compliance with the 1996 Order and all other applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; and (iv) a definitive purchase, underwriting or similar agreement with respect to any Debt Securities offered will have been duly authorized and validly executed and delivered by Consolidated and the other parties thereto.

     We are of the opinion that:

          1. With respect to the Debt Securities to be issued under the Indenture, when (i) the Board of Directors and appropriate officer or officers of Consolidated have taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (ii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and in accordance with the applicable definitive purchase,



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     underwriting or similar agreement approved by the Board of Directors or appropriate officers of Consolidated, as the case may be, upon payment of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of Consolidated, enforceable against Consolidated in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization, fraudulent transfer or other laws relating to or affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the Indenture.

          2. The order of the Commission referred to in subsection (c) of
     Section 2 of the Consolidated Natural Gas Company Standard Purchase Agreement - Debt Securities has been obtained and is, to the best of our knowledge, in full force and effect. We are not aware of any approval of any other regulatory body being legally required for the issue and sale of the Debt Securities by Consolidated as contemplated by the Purchase Agreement.

     We hereby consent to the use of our names under the heading "Legal Opinions" in the prospectus constituting a part of the Registration Statement, and any amendments or supplements thereto, and to the use of this opinion as an exhibit to the Registration Statement. We also hereby consent to the statement in Note 17 of the Notes to the Financial Statements in Consolidated's Annual Report on Form 10-K for the year ended December 31, 1998, to the effect that the ultimate liability arising from the claims and suits pending against Consolidated will not have a material effect on Consolidated's financial position, results or operations or cash flows.

                                 Very truly yours,

                                 /s/ S. E. Williams
                                 -----------------------------------------
                                 S. E. Williams
                                 Senior Vice President and General Counsel

                                 /s/ N. F. Chandler
                                 -----------------------------------------
                                 N. F. Chandler
                                 General Attorney